                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                  PRICING SUPPLEMENT NO. 1368 DATED July 12, 1995
                  TO PROSPECTUS SUPPLEMENTAL DATED APRIL 13, 1995
                    AND BASE PROSPECTUS DATED OCTOBER 22, 1993


 Principal Amount:            $  500,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           7/17/95


 Maturity Date:                 5/15/96


 Interest Rate:                 5.680% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            None


 Form of Note
 (Book-Entry or Certificated):  Certificated


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $800,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $428,105,000 Series C have been issued.